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                                                               Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholders of COLLEGIS, Inc.

We consent to the use in this Registration Statement relating to 4,255,000 shares of Common Stock of COLLEGIS, Inc. (formerly Technology Specialists, Inc.) on Form S-1 of our report dated January 23, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Zweig, Ramick & Associates
------------------------------------
Philadelphia, Pennsylvania
July 28, 1998